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                                                                   Exhibit 10.20


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BANK OF AMERICA LETTERHEAD                              BUSINESS LOAN AGREEMENT
NATIONAL TRUST AND SAVINGS ASSOCIATION

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This Agreement dated as of _______________, 1997, is between BANK OF AMERICA
NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank") and JERRY'S FAMOUS DELI, INC. (the "Borrower").


1.       FACILITY NO. 1: LINE OF CREDIT AMOUNT AND TERMS

1.1      LINE OF CREDIT AMOUNT.

(a) During the availability period described below, the Bank will provide a line of credit ("Facility No. 1") to the Borrower. The amount of the line of credit (the "Facility No. 1 Commitment") is Two Million Dollars ($2,000,000).

(b) This is a non-revolving line of credit with a term repayment option, and providing for cash advances. Any amount borrowed, even if repaid before the end of the availability period, permanently reduces the remaining available line of credit.

(c) The Borrower agrees not to permit the outstanding principal balance of advances under the line of credit to exceed the Facility No. 1 Commitment.

1.2 AVAILABILITY PERIOD. The line of credit is available between the date of this Agreement and April 1, 1998 (the "Facility No. 1 Expiration Date") unless the Borrower is in default.

1.3      INTEREST RATE.

(a) The interest rate is the Bank's Reference Rate plus one and one-quarter (1.25) percentage points.

(b) The Reference Rate is the rate of interest publicly announced from time to time by the Bank in San Francisco, California, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

1.4      REPAYMENT TERMS.

(a) The Borrower will pay interest on November 1, 1997, and then monthly thereafter until payment in full of any principal outstanding under this line of credit.

(b) The Borrower will repay principal in 53 successive monthly installments of Thirty-Seven Thousand Thirty-Seven Dollars ($37,037) starting May 1, 1998. On October 1, 2002, the Borrower will repay the remaining principal balance plus any interest then due.

(c) The Borrower may prepay the loan in full or in part at any time. The prepayment will be applied to the most remote payment of principal due under this Agreement.


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2.       FACILITY NO. 2: TERM LOAN AMOUNT AND TERMS

2.1 OUTSTANDING TERM LOAN. There is outstanding from the Bank to the Borrower a term loan in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000). The principal balance outstanding as of September 30, 1997, was Two Million Forty-Five Thousand Four Hundred Fifty-Two Dollars ($2,045,452). This term loan is currently subject to the terms and conditions of Facility No. 1 of the Business Loan Agreement dated March 28, 1995. As of the date of this Agreement, the term loan shall be deemed to be outstanding as Facility No. 2 under this Agreement, and shall be subject to all the terms and conditions stated in this Agreement.

2.2 INTEREST RATE. The interest rate is the Bank's Reference Rate plus one and one-quarter (1.25) percentage points.

2.3      REPAYMENT TERMS.

(a) The Borrower will pay all accrued but unpaid interest on November 1, 1997, and then monthly thereafter and upon payment in full of the principal of the loan.

(b) The Borrower will repay principal in successive monthly installments of Thirty-Seven Thousand Eight Hundred Seventy-Nine Dollars ($37,879). On March 1, 2002, the Borrower will repay the remaining principal balance plus any interest then due.

(c) The Borrower may prepay the loan in full or in part at any time. The prepayment will be applied to the most remote payment of principal due under this Agreement.


3.       FEES AND EXPENSES

3.1 LOAN FEE. The Borrower agrees to pay a Fifteen Thousand Dollar ($15,000) fee due on the date of this Agreement.

3.2 EXPENSES. The Borrower agrees to immediately repay the Bank for expenses that include, but are not limited to, filing, recording and search fees, appraisal fees, title report fees and documentation fees.

3.3      REIMBURSEMENT COSTS.

(a) The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of the Bank's in-house counsel.

(b) The Borrower agrees that the Bank may conduct periodic audits and appraisals of personal property collateral securing this Agreement, at such intervals as the Bank may reasonably require. The audits and appraisals may be performed by employees of the Bank or by independent appraisers. With respect to such audits and appraisals conducted while a default under this Agreement has occurred or is continuing, the Borrower agrees to reimburse the Bank, on demand, for the costs and expenses thereof; otherwise, the Bank will bear the costs and expenses associated with such audits and appraisals.


4.       COLLATERAL

4.1 PERSONAL PROPERTY. The Borrower's obligations to the Bank under this Agreement will be secured by personal property the Borrower now owns or will own in the future as listed below. The collateral is further defined in security agreement(s) executed by the Borrower.


(a)      Machinery and equipment.

(b)      Inventory.


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(c)      Receivables.

In addition, all personal property collateral securing this Agreement shall also secure all other present and future obligations of the Borrower to the Bank (excluding any consumer credit covered by the federal Truth in Lending law, unless the Borrower has otherwise agreed in writing). All personal property collateral securing any other present or future obligations of the Borrower to the Bank shall also secure this Agreement.

4.2 PERSONAL PROPERTY SUPPORTING GUARANTY. The obligations of the guarantors, Jerry's Famous Deli L.A., Inc. and JFD, Inc., to the Bank will be secured by personal property the guarantors now own or will own in the future as listed below. The collateral is further defined in security agreements executed by the guarantors.

(a)      Machinery and equipment.

(b)      Inventory.

(c)      Receivables.


5.       DISBURSEMENTS, PAYMENTS AND COSTS

5.1 REQUESTS FOR CREDIT. Each request for an extension of credit will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank.

5.2 DISBURSEMENTS AND PAYMENTS. Each disbursement by the Bank and each payment by the Borrower will be:

(a) made at the Bank's branch (or other location) selected by the Bank from time to time;

(b) made for the account of the Bank's branch selected by the Bank from time to time;

(c) made in immediately available funds, or such other type of funds selected by the Bank;

(d) evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes.

5.3      TELEPHONE AND TELEFAX AUTHORIZATION.

(a) The Bank may honor telephone or telefax instructions for advances or repayments or for the designation of optional interest rates given by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

(b) Advances will be deposited in and repayments will be withdrawn from the Borrower's account number 14656-00915, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

(c) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions it reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and excuse will survive this Agreement's termination.

5.4      DIRECT DEBIT (PRE-BILLING).

(a) The Borrower agrees that the Bank will debit the Borrower's deposit account number 14656-00915, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower (the "Designated Account") on the date each payment of principal and interest and any fees from the Borrower becomes due (the "Due Date"). If the Due Date is not a banking day, the Designated Account will be debited on the next banking day.


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(b)      Approximately 10 days prior to each Due Date, the Bank will mail to the
         Borrower a statement of the amounts that will be due on that Due Date (the "Billed Amount"). The calculation will be made on the assumption that no new extensions of credit or payments will be made between the date of the billing statement and the Due Date, and that there will be no changes in the applicable interest rate.

(c) The Bank will debit the Designated Account for the Billed Amount, regardless of the actual amount due on that date (the "Accrued Amount"). If the Billed Amount debited to the Designated Account differs from the Accrued Amount, the discrepancy will be treated as follows:

         (i) If the Billed Amount is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the discrepancy. The Borrower will not be in default by reason of any such discrepancy.

         (ii) If the Billed Amount is more than the Accrued Amount, the Billed Amount for the following Due Date will be decreased by the amount of the discrepancy.

         Regardless of any such discrepancy, interest will continue to accrue based on the actual amount of principal outstanding without compounding. The Bank will not pay the Borrower interest on any overpayment.

(d) The Borrower will maintain sufficient funds in the Designated Account to cover each debit. If there are insufficient funds in the Designated Account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

5.5 BANKING DAYS. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in California. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

5.6      TAXES.

(a) If any payments to the Bank under this Agreement are made from outside the United States, the Borrower will not deduct any foreign taxes from any payments it makes to the Bank. If any such taxes are imposed on any payments made by the Borrower (including payments under this paragraph), the Borrower will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. The Borrower will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date.

(b) Payments made by the Borrower to the Bank will be made without deduction of United States withholding or similar taxes. If the Borrower is required to pay U. S. withholding taxes, the Borrower will pay such taxes in addition to the amounts due to the Bank under this Agreement. If the Borrower fails to make such tax payments when due, the Borrower indemnifies the Bank against any liability for such taxes, as well as for any related interest, expenses, additions to tax, or penalties asserted against or suffered by the Bank with respect to such taxes.

5.7 ADDITIONAL COSTS. The Borrower will pay the Bank, on demand, for the Bank's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to all national banks or a class of all national banks. The costs and losses will be allocated to the loan in a manner determined by the Bank, using any reasonable method. The costs include the following:

(a)      any reserve or deposit requirements; and

(b) any capital requirements relating to the Bank's assets and commitments for credit.

5.8 INTEREST CALCULATION. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest


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or a higher fee than if a 365-day year is used. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid.

5.9 DEFAULT RATE. Upon the occurrence and during the continuation of any default under this Agreement, principal amounts outstanding under this Agreement will at the option of the Bank bear interest at a rate which is two (2.00) percentage points higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any default.

5.10 INTEREST COMPOUNDING. At the Bank's sole option in each instance, any interest, fees or costs which are not paid when due under this Agreement shall bear interest from the due date at the Bank's Reference Rate plus two (2.00) percentage points. This may result in compounding of interest.


6.       CONDITIONS

The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this
Agreement:

6.1 AUTHORIZATIONS. Evidence that the execution, delivery and performance by the Borrower (and any guarantor) of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

6.2 GOVERNING DOCUMENTS. A copy of the Borrower's articles of incorporation.

6.3 SECURITY AGREEMENTS. Signed original security agreements, assignments, financing statements and fixture filings (together with collateral in which the Bank requires a possessory security interest), which the Bank requires.

6.4 EVIDENCE OF PRIORITY. Evidence that security interests and liens in favor of the Bank are valid, enforceable, and prior to all others' rights and interests, except those the Bank consents to in writing.

6.5 INSURANCE. Evidence of insurance coverage, as required in the "Covenants" section of this Agreement.

6.6 GUARANTIES. Guaranties signed by Jerry's Famous Deli L.A., Inc. and JFD, Inc., each in the amount of Four Million Fifty Thousand Dollars ($4,050,000).

6.7 COMMITMENT LETTER FROM BANK LEUMI. A copy of the Bank Leumi's commitment letter providing for Four Million Dollars ($4,000,000) in term loans.

6.8 INTERCREDITOR AGREEMENT. Signed original intercreditor agreement with Bank Leumi specifying shared collateral, tangible and intangible, on a pro-rata basis of loans outstanding.

6.9      OTHER ITEMS. Any other items that the Bank reasonably requires.


7.       REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation.

7.1 ORGANIZATION OF BORROWER. The Borrower is a corporation duly formed and existing under the laws of the state where organized.

7.2 AUTHORIZATION. This Agreement, and any instrument or agreement required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.


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7.3      ENFORCEABLE AGREEMENT. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

7.4 GOOD STANDING. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

7.5 NO CONFLICTS. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

7.6 FINANCIAL INFORMATION. All financial and other information that has been or will be supplied to the Bank, including the Borrower's financial statement dated as of June 30, 1997, is:

(a) sufficiently complete to give the Bank accurate knowledge of the Borrower's (and any guarantor's) financial condition.

(b)      in compliance with all government regulations that apply.

Since the date of the financial statement specified above, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of the Borrower (or any guarantor).

7.7 LAWSUITS. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower, which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.

7.8 COLLATERAL. All collateral required in this Agreement is owned by the grantor of the security interest free of any title defects or any liens or interests of others.

7.9 PERMITS, FRANCHISES. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

7.10 OTHER OBLIGATIONS. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

7.11 INCOME TAX MATTERS. The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year.

7.12 NO TAX AVOIDANCE PLAN. The Borrower's obtaining of credit from the Bank under this Agreement does not have as a principal purpose the avoidance of U. S. withholding taxes.

7.13 NO EVENT OF DEFAULT. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

7.14 LOCATION OF BORROWER. The Borrower's place of business (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement.


8.       COVENANTS

The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

8.1 USE OF PROCEEDS (FACILITY NO. 1). To use the proceeds of the credit only to finance new store openings.


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8.2      FINANCIAL INFORMATION. To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time:

(a) Within 120 days of the Borrower's fiscal year end, the Borrower's annual financial statements. These financial statements must be audited by a Certified Public Accountant ("CPA") acceptable to the Bank. The statements shall be prepared on a consolidated basis.

(b) Within 120 days of the Borrower's fiscal year end, copies of the Borrower's Form 10-K Annual Report filed with the Securities and Exchange Commission.

(c) Within 45 days of the period's end, copies of the Borrower's Form 10-Q Quarterly Report filed with the Securities and Exchange Commission.

(d) Within 45 days of the period's end, the Borrower's quarterly year-to-date income statements by store, with comparison to budget and the equivalent prior year period.

(e) Within 120 days of the Borrower's fiscal year end, the Borrower's annual store-by-store and company projections by quarter.

8.3 BOOK NET WORTH. To maintain on a consolidated basis net worth equal to at least the sum of the following:

(a)      Twenty-Three Million Six Hundred Thousand Dollars ($23,600,000); plus

(b)      75% of net profit after income taxes and new equity raised.

8.4 TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. To maintain on a consolidated basis a ratio of total liabilities to tangible net worth not exceeding 1.20:1. "Tangible net worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, deferred receivables, and other like intangibles) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets. "Total liabilities" means the sum of current liabilities plus long term liabilities.

8.5 FIXED CHARGE COVERAGE RATIO. To maintain on a consolidated basis a Fixed Charge Coverage Ratio of at least 1.65:1. "Fixed Charge Coverage Ratio" is defined as Net Cash Flow divided by Fixed Charge. Net Cash Flow is defined as the sum of net profit after taxes, plus depreciation and amortization, plus interest expense, plus minimum operating lease expense less dividends. Fixed Charge is defined as the sum of the current portion of long term debt, plus interest expense, plus minimum operating lease expense. This ratio will be calculated at the end of each fiscal quarter, using fiscal year-to-date results on an annualized basis. The current portion of long term liabilities will be measured as of the most recent balance sheet figure.

8.6 MINIMUM NET INCOME. To earn on a consolidated basis net income after taxes and extraordinary items of at least Five Hundred Thousand Dollars ($500,000). This covenant will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the 3 immediately preceding quarters.

8.7 LIMITATION ON LOSSES. Not to incur on a consolidated basis a net loss before taxes and extraordinary items in any two consecutive quarterly accounting periods.

8.8 OTHER DEBTS. Not to have outstanding or incur any direct or contingent liabilities (other than those to the Bank), or become liable for the liabilities of others without the Bank's written consent. This does not prohibit:

(a)      Acquiring goods, supplies, or merchandise on normal trade credit.

(b) Endorsing negotiable instruments received in the usual course of business.

(c)      Obtaining surety bonds in the usual course of business.


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(d)      Liabilities and lines of credit in existence on the date of this
         Agreement disclosed in writing to the Bank in the Borrower's financial statement dated August 31, 1997.

(e) Additional debts to Bank of Leumi which do not exceed a total principal amount of Four Million Dollars ($4,000,000).

8.9 OTHER LIENS. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except:

(a)      Deeds of trust and security agreements in favor of the Bank.

(b)      Liens for taxes not yet due.

(c) Liens outstanding on the date of this Agreement disclosed in writing to the Bank.

8.10 CAPITAL EXPENDITURES. Not to spend more than the amounts indicated for each period specified below to acquire fixed or capital assets.

              Fiscal Year                         Amounts
              -----------                         -------
              1997 and 1998                     $21,000,000 (in aggregate)
              1999                              $ 4,000,000
              2000                              $ 4,000,000

Capital expenditures, whether tangible or intangible, may only be used for the acquisition and construction of new restaurant sites.

8.11 DIVIDENDS. Not to declare or pay any dividends on any of its shares except dividends payable in capital stock of the Borrower, and not to purchase, redeem or otherwise acquire for value any of its shares, or create any sinking fund in relation thereto.

8.12 LOANS TO OFFICERS. Not to make any loans, advances or other extensions of credit to any of the Borrower's executives, officers, directors or shareholders (or any relatives of any of the foregoing).

8.13 LOANS AND INVESTMENTS. Not to make any loans other extensions of credit to, or make any investments in, or make any capital contributions or other transfers of assets to, any individual or entity, except for extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business.

8.14 ASSIGNMENT OF TRADE NAMES. To make assignment of trade names as applicable including but not limited to Jerry's Famous Deli, Solley's and Rascal House.

8.15 MIZRAHI BANK LINE OF CREDIT. To ensure the Mizrahi bank line of credit remains secured by real property and no new covenants are added.

8.16     NOTICES TO BANK. To promptly notify the Bank in writing of:

(a) any lawsuit over One Million Dollars ($1,000,000) against the Borrower (or any guarantor).

(b) any substantial dispute between the Borrower (or any guarantor) and any government authority.

(c)      any failure to comply with this Agreement.

(d) any material adverse change in the Borrower's (or any guarantor's) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

(e) any change in the Borrower's name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.


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(f)      any plans describing development and acquisition projects of new restaurants, on a case by case basis.

8.17     BOOKS AND RECORDS. To maintain adequate books and records.

8.18 AUDITS. To allow the Bank and its agents to inspect the Borrower's properties (including taking and removing samples for environmental testing) and examine, audit and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records. The Bank has no duty to inspect the Borrower's properties or to examine, audit or copy books and records and the Bank shall not incur any obligation or liability by reason of not making any such inspection or inquiry. In the event that the Bank inspects the Borrower's properties or examines, audits or copies books and records, the Bank will be acting solely for the purposes of protecting the Bank's security and preserving the Bank's rights under this Agreement. Neither the Borrower nor any other party is entitled to rely on any inspection or other inquiry by the Bank. The Bank owes no duty of care to protect the Borrower or any other party against, or to inform the Borrower or any other party of, any adverse condition that may be observed as affecting the Borrower's properties or premises, or the Borrower's business. The Bank may in its discretion disclose to the Borrower or any other party any findings made as a result of, or in connection with, any inspection of the Borrower's properties.

8.19 COMPLIANCE WITH LAWS. To comply with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over the Borrower's business.

8.20 PRESERVATION OF RIGHTS. To maintain and preserve all rights, privileges, and franchises the Borrower now has.

8.21 MAINTENANCE OF PROPERTIES. To make any repairs, renewals, or replacements to keep the Borrower's properties in good working condition.

8.22 PERFECTION OF LIENS. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

8.23 COOPERATION. To take any action reasonably requested by the Bank to carry out the intent of this Agreement.

8.24     INSURANCE.

(a) INSURANCE COVERING COLLATERAL. To maintain all risk property damage insurance policies covering the tangible property comprising the collateral. Each insurance policy must be in an amount acceptable to the Bank. The insurance must be issued by an insurance company acceptable to the Bank and must include a lender's loss payable endorsement in favor of the Bank in a form acceptable to the Bank.

(b) GENERAL BUSINESS INSURANCE. To maintain insurance satisfactory to the Bank as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Borrower's properties, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for the Borrower's business.

(c) EVIDENCE OF INSURANCE. Upon the request of the Bank, to deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

8.25 ADDITIONAL NEGATIVE COVENANTS. Not to, without the Bank's written consent:

(a) engage in any business activities substantially different from the Borrower's present business.

(b)      liquidate or dissolve the Borrower's business.


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
(c) enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company.

(d) sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so.

(e) sell, assign, lease, transfer or otherwise dispose of all or a substantial part of the Borrower's business or the Borrower's assets.

(f) enter into any sale and leaseback agreement covering any of its fixed or capital assets.

(g) acquire or purchase a business or its assets not in the same line of business.

(h)      acquire additional real property.

(i) voluntarily suspend its business for more than 7 consecutive days in any 30 day period.


9.       DEFAULT

If any of the following events occurs, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event of default occurs under the paragraph entitled "Bankruptcy," below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

9.1 FAILURE TO PAY. The Borrower fails to make a payment under this Agreement when due.

9.2 LIEN PRIORITY. The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this loan.

9.3 FALSE INFORMATION. The Borrower (or any guarantor) has given the Bank false or misleading information or representations.

9.4 BANKRUPTCY. The Borrower (or any guarantor) files a bankruptcy petition, a bankruptcy petition is filed against the Borrower (or any guarantor) or the Borrower (or any guarantor) makes a general assignment for the benefit of creditors.

9.5 RECEIVERS. A receiver or similar official is appointed for the Borrower's (or any guarantor's) business, or the business is terminated.

9.6 LAWSUITS. Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against the Borrower in an aggregate amount of One Million Dollars ($1,000,000) or more in excess of any insurance coverage.

9.7 JUDGMENTS. Any judgments or arbitration awards are entered against the Borrower (or any guarantor), or the Borrower (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of One Million Dollars ($1,000,000) or more in excess of any insurance coverage.

9.8 GOVERNMENT ACTION. Any government authority takes action that the Bank believes materially adversely affects the Borrower's (or any guarantor's) financial condition or ability to repay.

9.9 MATERIAL ADVERSE CHANGE. A material adverse change occurs in the Borrower's (or any guarantor's) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

9.10 CROSS-DEFAULT. Any default occurs under any agreement in connection with any credit the Borrower (or any guarantor) or any of the Borrower's related entities or affiliates has obtained from anyone else or which the Borrower (or any guarantor) or any of the Borrower's related entities or affiliates has guaranteed.

9.11 DEFAULT UNDER RELATED DOCUMENTS. Any guaranty, subordination agreement, security agreement or other document required by this Agreement is violated or no longer in effect.

9.12 OTHER BANK AGREEMENTS. The Borrower (or any guarantor) fails to meet the conditions of, or fails to perform any obligation under any other agreement the Borrower (or any guarantor) has with the Bank or any affiliate of the Bank.

9.13 OTHER BREACH UNDER AGREEMENT. The Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to in this Article. This includes any failure or anticipated failure by the Borrower to comply with any financial covenants set forth in this Agreement, whether such failure is evidenced by financial statements delivered to the Bank or is otherwise known to the Borrower or the Bank.


10.      ENFORCING THIS AGREEMENT; MISCELLANEOUS

10.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

10.2     CALIFORNIA LAW. This Agreement is governed by California law.

10.3 SUCCESSORS AND ASSIGNS. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent. The Bank may sell participations in or assign this loan, and may exchange financial information about the Borrower with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower.

10.4     ARBITRATION.

(a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:

         (i) This Agreement (including any renewals, extensions or modifications of this Agreement);

         (ii) Any document, agreement or procedure related to or delivered in connection with this Agreement;

         (iii)    Any violation of this Agreement; or

         (iv) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property or business interests (torts).

(b) At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this Agreement provides that it is governed by California law.

(c) Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration.

(d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

(e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

(f) The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

(g) The procedure described above will not apply if the controversy or claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Bank secured by real property located in California. In this case, both the Borrower and the Bank must consent to submission of the claim or controversy to arbitration. If both parties do not consent to arbitration, the controversy or claim will be settled as follows:

         (i) The Borrower and the Bank will designate a referee (or a panel of referees) selected under the auspices of the American Arbitration Association in the same manner as arbitrators are selected in Association-sponsored proceedings;

         (ii) The designated referee (or the panel of referees) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections;

         (iii) The referee (or the presiding referee of the panel) will be an active attorney or a retired judge; and

         (iv) The award that results from the decision of the referee (or the panel) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

(h)      This provision does not limit the right of the Borrower or the Bank to:

         (i)      exercise self-help remedies such as setoff;

         (ii) foreclose against or sell any real or personal property collateral; or

         (iii) act in a court of law, before, during or after the arbitration proceeding to obtain:

                  (A)      an interim remedy; and/or

                  (B)      additional or supplementary remedies.

(i) The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit. However, if the controversy or claim arises from or relates to an obligation to the Bank which is secured by real property located in California at the time of the proposed submission to arbitration, this right is limited according to the provision above requiring the consent of both the Borrower and the Bank to seek resolution through arbitration.

(j) If the Bank forecloses against any real property securing this Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.

10.5 SEVERABILITY; WAIVERS. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

10.6 ADMINISTRATION COSTS. The Borrower shall pay the Bank for all reasonable costs incurred by the Bank in connection with administering this Agreement.

10.7 ATTORNEYS' FEES. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and including any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. As used in this paragraph, "attorneys' fees" includes the allocated costs of in-house counsel.

10.8 ONE AGREEMENT. This Agreement and any related security or other agreements required by this Agreement, collectively:

(a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit; and

(b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and

(c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

10.9 INDEMNIFICATION. The Borrower will indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any document required hereunder, (b) any credit extended or committed by the Bank to the Borrower hereunder, and (c) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit. This indemnity includes but is not limited to attorneys' fees (including the allocated cost of in-house counsel). This indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Borrower's obligations to the Bank. All sums due to the Bank hereunder shall be obligations of the Borrower, due and payable immediately without demand.

10.10 NOTICES. All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing.

10.11 HEADINGS. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

10.12 COUNTERPARTS. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

10.13 PRIOR AGREEMENT SUPERSEDED. This Agreement supersedes the Business Loan Agreement entered into as of March 28, 1995, between the Bank and the Borrower, and any credit outstanding thereunder shall be deemed to be outstanding under this Agreement.

This Agreement is executed as of the date stated at the top of the first page.

[LOGO]
BANK OF AMERICA LETTERHEAD
NATIONAL TRUST AND SAVINGS ASSOCIATION       JERRY'S FAMOUS DELI, INC.



X      /s/ GREGORY P. COHN                 X      /s/ ISAAC STARKMAN
       --------------------                       -----------------------
BY:    GREGORY P. COHN                     BY:    ISAAC STARKMAN
TITLE: RELATIONSHIP MANAGER                TITLE: CHIEF EXECUTIVE OFFICER



X      /s/ THOMAS VENT
       --------------------
BY:    THOMAS VENT
TITLE: VICE PRESIDENT


ADDRESS WHERE NOTICES TO THE BANK                                  ADDRESS WHERE NOTICES TO THE BORROWER
ARE TO BE SENT:                                                    ARE TO BE SENT:

Warner Center Regional Commercial Banking Office #1465
5945 Canoga Avenue                                                 12711 Ventura Boulevard
Woodland Hills, CA 91367                                           Studio City, CA 91604


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